                                                                   Exhibit 10.24

                        RULES OF THE PEPTIDE THERAPEUTICS

                    1995 SAVINGS-RELATED SHARE OPTION SCHEME

  This is a copy of the rules of The Peptide Therapeutics 1995 Savings-Related
    Share Option Scheme to be proposed for establishment by the Shareholders of the Company on 3rd November 1995

                             ......................
                                    Chairman

                                    CONTENTS

RULE                                                                        PAGE
1                  DEFINITIONS                                                 1

2                  INVITATIONS TO APPLY FOR OPTIONS                            5

3                  THE EXERCISE PRICE                                          6

4                  APPLICATIONS FOR OPTIONS                                    7

5                  ACCEPTANCE AND SCALING-DOWN OF                              8
                   APPLICATIONS

6                  GRANT OF OPTIONS                                            8

7                  NON-TRANSFERABILITY OF OPTIONS                              9

8                  LIMITS OF THIS SCHEME                                       9

9                  LIMITS ON INDIVIDUAL CONTRIBUTIONS                         10

10                 RELATIONSHIP WITH SERVICE CONTRACT                         11

11                 EXERCISE OF OPTIONS                                        11

12                 MANNER OF EXERCISE OF OPTIONS                              13

13                 RECONSTRUCTION OR WINDING-UP                               15

14                 CHANGE OF CONTROL                                          16

15                 VARIATION OF SHARE CAPITAL                                 19

16                 ALTERATION OF THIS SCHEME                                  19

17                 SERVICE OF DOCUMENTS                                       20

18                 MISCELLANEOUS                                              21


DRAFT: CAR/10.10.95

                                    RULES OF

        THE PEPTIDE THERAPEUTICS 1995 SAVINGS-RELATED SHARE OPTION SCHEME

1     DEFINITIONS

1.1   In this Scheme unless the context otherwise requires:

      "Acquisition
      Cost" in relation to the exercise of an Option, means an amount equal to the product of:

                        (a) the maximum number of Shares in respect of which that Option is capable of being exercised (or, such lessor number as is specified in the notice given pursuant to rule 12.2); and

                        (b) the Exercise Price in relation to such Shares;

      "Announcement
      Date" means a date on which notification is given to the London Stock Exchange of the annual or half-yearly results of the Company;

      "Applicant"       means a person to whom an invitation to apply for an
                        Option is issued and who in response to that invitation submits to the Company an application in accordance with rule 4.2;

      "Application
      Date" means in relation to any invitation to apply for an Option, such date as shall be determined by the Directors to be the last day upon which an application for an Option may he submitted by any person to whom an invitation has been issued pursuant to rule 2 (which, shall be a date not less than 14 days after the date on which that invitation was issued);

      "the Approval
      Date" means the date upon which the Company receives notice that this Scheme has bean approved by the Inland Revenue pursuant to Schedule 9 to the Taxes Act;

      "Associated
      Company" means any company which, in relation to the Company, is as associated company as that term is defined for the purposes of paragraph 23 of Schedule 9 to the Taxes Act by section 187(2) of the Taxes Act;

      "the Auditors"    means the auditors for the time being of the Company;

      "the Bonus Date"  means in relation to any Employee's Savings Contract, the earliest date on which a bonus is due or, where the Optionholder has indicated (pursuant to rule 4.1.3) that he intends to seek the maximum bonus available, the earliest date on which that maximum bonus is due thereunder;

      "the Company"     means Peptide Therapeutics Group plc (registered in
                        England no 2863682);

      "Contributions"   means in relation to any Employee's Savings Contract,
                        weekly or monthly savings contributions paid, payable or proposed to be paid;

      "control"         has the meaning given in section 840 of the Taxes Act;

      "the Date of
      Grant" in relation to any Option, means the date on which that Option is granted;

      "Dealing Day"     means a day on which the London Stock Exchange is open
                        for business;

      "the Directors"   means the board of directors for the time being of the
                        Company or a duly constituted committee of that board;

      "Eligible
      Employee"         means any Employee (other than an Employee precluded
                        from participating in this Scheme by virtue of paragraph
                        8 or 26(3) of Schedule 9) who, in relation to an Option, either:

                              (a)   at the Date of Grant;

                                    (i)   has been continuously employed by one
                                          or more Participating Companies
                                          throughout the period of 5 years less
                                          43 days immediately preceding the date
                                          of issue of the invitation to apply
                                          for such Option (or such shorter
                                          period immediately preceding that date
                                          as the Directors may from time to time
                                          determine); and

                                    (ii)  is chargeable to tax in respect of his
                                          office or employment under Case 1 of
                                          Schedule E; or

                              (b) is nominated by the Directors as an Eligible Employee for the purposes of this Scheme;

      "Employee"        means any employee (including directors) of any
                        Participating Company;

      "other Employees'
      Share Schemes"    means any other employee share option or share incentive
                        scheme (except this Scheme) established by the Company under which shares have been or may be issued by the Company;

      "Employee's
      Savings Contract" in relation to an Eligible Employee or an Optionholder, means the Savings Contract entered into by that person in connection with the grant to him of an Option (and any reference to "his Savings Contract" shall be construed accordingly);

      "the Exercise
      Price" in relation to Shares subject to any Option, means the price per Share payable upon the exercise of an Option as determined in accordance with rule 3;

      "Flotation"       means the occasion on which shares in the Company are
                        first admitted to the Official List of the London Stock
                        Exchange;

      "the London Stock
      Exchange"         means The International Stock Exchange of the United
                        Kingdom and the Republic of Ireland Limited;

      "the maximum
      bonus" means the bonus payable pursuant to the Savings Contract upon the completion of sixty monthly (or the equivalent weekly) contributions and on the seventh anniversary of the starting date of the Savings Contract having been reached;

      "the Model Code"  means the Model Code for Securities Transactions by
                        Directors of Listed Companies issued by the London Stock Exchange from time to time;

      "Option"          means a right to acquire Shares which;

                              (a) is granted in accordance with rule 6; and

                              (b) is subject to the rules of this Scheme as varied from time to time pursuant to rule 16; and

                              (c) has neither been exercised nor ceased to be exercisable;

      "Option
      Certificate"      means a certificate issued by the Company in respect of
                        any Option;

      "Optionholder"    means a person who has been granted an Option or, where
                        the context so requires, the personal representatives of such a person;

      "Ordinary Share
      Capital" means issued share capital of the Company (other than fixed-rate preference shares);

      "Participating
      Company" means the Company and any Subsidiary to which the Directors have resolved that this Scheme shall extend and have not subsequently resolved that this Scheme shall cease to extend;

      "Relevant Savings
      Body" in relation to an Employee's Savings Contract, means the Savings Body which is a party to that Contract;

      "Repayment Value" in relation to an Employee's Savings Contract, means the aggregate amount of all the Contributions payable thereunder together with the amount of such bonus as would be due on the Bonus Date;

      "Savings Body"    any bank or building society which operates an SAYE
                        Scheme and is approved by the Directors for the purposes of this Scheme;

      "Savings
      Contract"         means a savings contract entered into under an SAYE
                        Scheme;

      "SAYE Scheme"     means a certified contractual savings scheme within the
                        meaning of section 326 of the Taxes Act which has been approved by the Inland Revenue for the purposes of
                        Schedule 9;

      "Schedule 9"      means Schedule 9 to the Taxes Act;

      "this Scheme"     means the Peptide Therapeutics 1995 Savings-Related
                        Share

                        Option Scheme as set out in these rules as amended from time to time;

      "Shares" means fully-paid ordinary shares in the capital of the Company which satisfy the conditions set out in paragraphs 10-14 of Schedule 9;

      "standard bonus"  means the bonus payable pursuant to the Savings Contract upon the completion of sixty monthly (or the equivalent weekly) contributions and on the fifth anniversary of the starting date of the Savings Contract having been reached;

      "Subsidiary"      means any company which is for the time being both a
                        subsidiary (as defined in section 736 of the Companies
                        Act 1985) of the Company and under the control of the Company;

      "Subscription
      Options" means rights to subscribe for Shares granted in accordance with and subject to the rules of this Scheme;

      "the Taxes Act"   means the Income and Corporation Taxes Act 1988;

1.2 Words and expressions not defined in this rule 1 have the same meanings as in section 185 of the Taxes Act and Schedule 9.

1.3 Any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

1.4 Any reference to the exercise of an Option includes a reference to the exercise of an Option in respect of a lesser number of Shares than the maximum permitted under rule 12.1.1 or 12.1.2.

1.5   Words denoting the masculine gender shall include the feminine.

1.6   Words denoting the singular shall include the plural and vice versa.

1.7   References to rules are to the rules of this Scheme.

2     INVITATIONS TO APPLY FOR OPTIONS

2.1 Subject to the following provisions of this rule 2, the Directors may, if in their discretion they so decide, issue to all persons who are, or may at the intended Date of Grant be, Eligible Employees invitations in writing (which may be in the form of notices for the general attention of Employees and to which the particular attention of individual Employees is drawn by notices issued with pay and salary advice slips) to apply for Options.

2.2   Such invitations may only be issued:

      2.2.1 within the period beginning with the Approval Date and ending 14 days after shares in the Company are first admitted to the Official List of the London Stock Exchange; and

      2.2.2 thereafter, during the period of 42 days beginning with the day following an Announcement Date.

2.3 In the event of the Company being restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange or any other regulatory authority) from issuing invitations within any period as mentioned in rule 2.2.2, the Directors may issue such invitations at any time during the period of 30 days beginning with the date on which such restriction is removed.

2.4   Each such invitation shall:

      2.4.1 be in the same terms as all other such invitations issued on the same occasion; and

      2.4.2 invite the person to whom it is addressed to apply for an Option in respect of the whole number of Shares for which the Acquisition Cost payable would be as nearly as may be equal to, but not exceed, the amount which would be the Repayment Value of the Employee's Savings Contract; and

      2.4.3 specify the form and manner in which each such person may apply for an Option and the Application Date in relation to such invitation which shall not be less than 14 days from after the date of such invitation; and

      2.4.4 identify the Savings Body; and

      2.4.5 otherwise be in such form as the Directors may determine.

2.5 On any occasion on which invitations are issued, the Directors may in their discretion determine and announce the maximum Contributions that can be made and/or the maximum number of Shares in respect of which Options will be granted in response to applications made pursuant to the invitations issued on that occasion.

2.6 No invitation may be issued after the tenth anniversary of the date on which this Scheme is approved by shareholders of the Company.

3     THE EXERCISE PRICE

3.1 Subject to the following provisions of this rule 3, and any adjustment in accordance with rule 15, the price per Share payable upon the exercise of Options granted on any occasion shall be determined by the Directors but shall be not less than 80 per cent (rounded up to the nearest whole penny) of:

      3.1.1 the market value of a Share on the day immediately preceding the day on which the invitations to apply for such Options are issued (as determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance as between the Company and the Inland Revenue); or

      3.1.2 if shares in the Company have been admitted to the Official List of the London Stock Exchange, the average of the middle market quotations of a Share as derived from the Daily Official List of the London Stock Exchange for the 3 consecutive Dealing Days immediately preceding the issue of invitations to apply for the grant of such Options.

3.2 The Exercise Price payable upon the exercise of a Subscription Option shall not in any event be less than the nominal value of a Share.

4     APPLICATIONS FOR OPTIONS

4.1 Any person to whom an invitation has been issued pursuant to rule 2 may apply for an Option by submitting to the person specified in the invitation an application which:

      4.1.1 is received at such address as shall be stipulated in the invitation not later than the Application Date; and

      4.1.2 specifies the amount of the Contributions proposed to be paid under the Employee's Savings Contract and authorizes the Participating Company which employs the Applicant to deduct such amount (or such lesser amount as may be appropriate in consequence of the application of rule 5) from his pay and to complete the application referred to in rule 4.1.4 in respect of such amount or such lesser amount; and

      4.1.3 if the terms of the invitation so permit, indicates whether or not the Applicant intends to seek the maximum bonus or the standard bonus available under the Employee's Savings Contract; and

      4.1.4 includes an application for a Savings Contract in a form approved by the Relevant Savings Body; and

      4.1.5 is duly completed and signed by the Applicant; and

      4.1.6 otherwise complies with such terms and conditions as may have been specified in those invitations; and

      4.1.7 is subject to the Applicant being an Eligible Employee at the Date of Grant; and

      4.1.8 is otherwise in such form as the Directors may determine.

4.2 The total number of Shares in respect of which, any application for an Option shall be made shall be the whole number of Shares for which the Acquisition Cost payable would be as nearly as may be equal to but not exceed the Repayment Value of the Employee's Savings Contract if the amount of each of the Contributions payable under that Savings Contract was equal to the maximum amount specified in such application pursuant to rule 4.1.2.

4.3 In the event that no application is received by the Application Date in response to an invitation such invitation shall be deemed to have been declined.

4.4 No Applicant shall make more than one application or be granted more than one Option in response to the issue of invitations on any one occasion.

4.5 It shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

5     ACCEPTANCE AND SCALING-DOWN OF APPLICATIONS

5.1 Subject to rule 5.2, each application shall be accepted to the extent of the total number of Shares in respect of which that application is made.

5.2 If the total number of Shares in respect of which applications have been made would result in any of the limits in rule 8 being exceeded then the number of Shares in respect of which each application is accepted shall be reduced in accordance with the following provisions of this rule 5.

5.3 The number of Shares in respect of which each application shall be accepted shall be reduced as nearly as may be on a proportionate basis to the extent necessary to ensure that none of the limits in rule 8 is exceeded SAVE THAT the number of Shares in respect of which any application shall be accepted shall not be reduced below the number for which the Acquisition Cost payable would be as nearly as may be equal to, but not exceed. the Repayment Value of the Employee's Savings Contract if the Contributions were L10 monthly ("the Minimum Number of Shares").

5.4 The provisions of rule 5.3 shall, if necessary, be applied repeatedly until either none of the limits in rule 8 will be exceeded or the number of Shares in respect of which each application would be accepted is reduced to the Minimum Number of Shares.

5.5 If, notwithstanding the provisions of rules 5.2 to 5.4 (inclusive) any one or more of the limits in rule 8 would still be exceeded then the selection of applications for acceptance shall be made by a ballot conducted by the Directors.

5.6 As soon as reasonably practicable after the Application Date in relation to invitations issued on any occasion, the Directors shall determine the maximum number of Shares in respect of which each application may be accepted.

6     GRANT OF OPTIONS

6.1 Subject to the following provisions of this rule 6, Options for which invitations are issued on any occasion shall be granted within the period of 30 days beginning with the day (or, as the case may be, the first of the three Dealing Days) by reference to which the market value of a Share was determined as mentioned in rule 3.1.

6.2 If on any occasion it is necessary to reduce the number of Shares in respect of which applications are accepted then rule 6.1 shall take effect as if the reference therein to a period of 30 days was a reference to 35 days.

6.3   No payment shall be required in respect of the grant of any Option.

6.4 As soon as reasonably practicable after the Date of Grant in relation to any Option, the Company shall issue to the Optionholder in respect of that Option an Option Certificate in such form as it may from time to time determine but including a statement of:

      6.4.1 the Date of Grant; and

      6.4.2 the maximum number of Shares in respect of which the Option is granted; and

      6.4.3 the Exercise Price.

7     NON-TRANSFERABILITY OF OPTIONS

7.1 During his Lifetime only the individual to whom an Option is granted may exercise that Option.

7.2   An Option shall immediately cease to be exercisable if:

      7.2.1 it is transferred or assigned (other than to personal representatives upon the death of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

      7.2.2 the Optionholder is adjudicated bankrupt or a bankruptcy order is made against the Optionholder pursuant to Chapter I of Part IX of the Insolvency Act 1986; or

      7.2.3 the Optionholder is otherwise deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived.

8     LIMITS OF THIS SCHEME

8.1 The number of Shares in respect of which Subscription Options may be granted on any day, when added to:

      8.1.1 the number of Shares in respect of which Options have previously been granted (and, if not exercised, have not then ceased to be exercisable); and

      8.1.2 the number of Shares issued or in respect of which rights to subscribe for Shares have previously been granted (and have neither been exercised nor have then ceased to be exercisable) under any other Employees' Share Scheme in the period of 10 years ending on that day shall not exceed 10 per cent of the Ordinary Share Capital on that day.

8.2 The number of Shares in respect of which Subscription Options may be granted on any day in a given year, when added to:

      8.2.1 the number of Shares in respect of which Subscription Options have previously been granted in that year and the four preceding years (and which, if not exercised, have not ceased to be exercisable); and

      8.2.2 the number of Shares issued or in respect of which any rights to subscribe for Shares have previously been granted in that year and the four preceding years (and which have neither been exercised nor have then ceased to be exercisable) under any other Employees' Share Scheme shall not exceed 5 per cent of the Ordinary Share Capital on that day.

8.3 For the purposes of rule 8.2, 'year' means a calendar year beginning 1st January.

8.4 The total number of Shares in respect of which Options may be granted in response to applications made by Eligible Employees pursuant to invitations issued on any occasion may not exceed the maximum (if any) determined and published by the Directors on that occasion pursuant to rule 2.5.

8.5 For the purposes of rules 8.1 and 8.2, Shares in respect of which Subscription Options are granted before Flotation shall be left out of account.

9     LIMITS ON INDIVIDUAL CONTRIBUTIONS

9.1 The aggregate amount of an Employee's Contributions under this Scheme when added to the aggregate amount of his or her contributions under any other Savings Contract may not exceed the monthly sum specified in rule 9.2.

9.2   The sum mentioned in rule 9.1 is L250 or such other maximum amount
      (not exceeding such other maximum amount per month specified from time to time in sub-paragraph (2) of paragraph 24 of Schedule 9) as the Directors may determine SAVE THAT if on any occasion the Directors shall determine for these purposes a sum ("the new limit") which is less than the maximum aggregate of the monthly contributions applicable on any previous occasion then that determination shall be made without prejudice to any Options previously granted to an Optionholder or to any Employee's Savings Contract previously entered into by any Optionholder if the aggregate monthly savings contributions payable by that Optionholder under such Savings Contract would thereby exceed the new limit.

9.3 The amount of an Employee's Contributions shall not be less than L10 or such other minimum amount per month specified from time to time in sub-paragraph (2) of paragraph 24 of Schedule 9,

9.4 In the event that an Optionholder gives, or under the terms of his Savings Contract is deemed to have given, notice to the Relevant Savings Body that he intends to stop paying contributions under his Savings Contract, the balance of the sixty monthly contributions payable thereunder shall be deemed, for the purposes of rule 9.2, to be payable by him on a monthly basis until the earliest date on which the standard bonus would, but for such cessation, have been payable.

10    RELATIONSHIP WITH SERVICE CONTRACT

10.1 The grant of an Option does not form part of the Optionholder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any present or past Subsidiary or Associated Company give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

10.2 The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any present or past Subsidiary, or Associated Company shall not be affected by the grant of an Option.

10.3 The rights granted to an Optionholder upon the grant of an Option shall not afford the Optionholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary, or Associated Company, for any reason whatsoever.

10.4 An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary, or Associated Company for any reason whatsoever.

11    EXERCISE OF OPTIONS

11.1 Subject to the following provisions of this rule 11 and rules 12. 13 and 14, an Option shall only be exercisable within the period of 6 months after the Bonus Date and if not then exercised shall lapse and cease to be exercisable at the end of that period.

11.2 Subject to rule 11.9, if an Optionholder ceases to hold office or employment within the Group or by reason of:

      11.2.1 injury or disability (evidenced to the satisfaction of the Directors); or

      11.2.2 dismissal by reason of redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978); or

      11.2.3 retirement on reaching either age 65 or any other age at which he is bound to retire in accordance with the terms of his contract or employment; or

      11.2.4 the company with which he holds office or employment by virtue of which he is eligible to participate in this Scheme ceasing to be an Associated Company or a member of the Group; or

      11.2.5 the fact that the office or employment by virtue of which he is eligible to participate in this Scheme relates to a business or part of a business which is transferred to a person which is neither an Associated Company or a member of the Group or, at the discretion of the Directors, an early retirement more than three years after the Date of Grant then his Option may be exercised to the extent permitted by rule 12.1.2 only during the period of 6 months commencing on the date on which the Optionholder shall have ceased to be an Employee, and if it is not then exercised that Option shall lapse and cease to be exercisable at the end of that period.

11.3 If before an Option has lapsed or otherwise been exercised the Optionholder attains age 65 but continues to be an Employee he may, subject to rule 11.9, exercise the Option to the extent permitted by rule
      12.1.2 during the period of six months commencing on his attaining such age.

11.4 Subject to rule 11.9, if an Optionholder dies, his personal representatives may exercise that Option:

      11.4.1 if he dies before the Bonus Date, to the extent permitted by rule
             12.1.2 during the
                 period of 12 months commencing on the date of his death;

      11.4.2 if he dies within the period of 6 months after the Bonus Date, during the period of 12 months commencing on the Bonus Date but thereafter that Option shall lapse and cease to be exercisable.

11.5 If at any time an Optionholder ceases to be an Employee for any reason other than those mentioned in rules 11.2 or 11.4, 13 or 14 any Option which he holds shall lapse and cease to be exercisable upon such cessation.

11.6 No Optionholder shall be treated for the purposes of rules 11.2 or 11.5 as ceasing to be an Employee unless and until he no longer holds office or employment with any member of the Group or with any Associated Company or any other Company of which the Company has control.

11.7 If the Optionholder obtains repayment of the Contributions under his Savings Contract the relevant Option or Options shall cease to be exercisable forthwith unless such Option is then exercisable by reason of rules 11, 13 or 14.

11.8 Except as provided in rule 11.4, no Option shall be capable of being exercised later than six mouths after the Bonus Date.

11.9 No Option granted before Flotation shall be capable of being exercised unless Flotation has occurred at the date of exercise.

11.10 In deciding whether and when to exercise an Option an Optionholder shall have regard to the Model Code.

11.11 No Option may be exercised more than once.

11.12 No Option may be exercised by (or by the personal representatives of) any Optionholder who is (or at the date of his death was):

      11.12.1 not an Employee (unless the Option is exercisable pursuant to rules 11.2, 11.3 or 11.4); or

      11.12.2 ineligible to participate in this Scheme at that time by virtue of paragraph 8 of Schedule 9.

12    MANNER OF EXERCISE OF OPTIONS

12.1 An Option may only ever be exercised in respect of such number of Shares as is mentioned below:

      12.1.1 where the Option is exercisable pursuant to rule 11.1 or 11.4.2, the maximum number of Shares in respect of which it shall subsist; or

      12.1.2 where the Option is exercisable pursuant to rule 11.2, 11.3, 11.4.1 or to rules 13 or 14. that number of Shares for which the Acquisition Cost payable is most nearly equal to but does not exceed the aggregate amount of Contributions paid under the Employee's Savings Contract (excluding the amount of any monthly or weekly contribution the due date of payment of which is more than one calendar month or one week, as appropriate, after the date on which repayment is made under the Employee's Savings Contract) together with the amount of any bonus and interest received or due thereunder as at that date or (if less) the maximum number of Shares in respect of which the Option shall subsist; or

      12.1.3 in either case, such lesser number of Shares (which, unless the Option is exercised in full, may not be less than 100 Shares) as the Optionholder may specify in the notice of exercise given to the Company pursuant to rule 12.2.

12.2 An Option may be exercised by the Optionholder giving notice in writing to the Company (or to such person at such address as may from time to Time be notified to Optionholders by the Company) which:

      12.2.1 is given at any time when the Option is exercisable; and

      12.2.2 specifies the number of Shares in respect of which the Option is being exercised in accordance with rule 12.1 (save that this rule
             12.2.2 shall not apply if the Option is exercised before the Bonus
             Date); and

      12.2.3 unless the Directors otherwise permit is accompanied by the Option Certificate relating to that Option; and

      12.2.4 (as the Directors determine and notify to Optionholders) contains or is accompanied by either an application to the Relevant Savings Body for repayment of the Contributions paid under the Employee's Savings Contract up to the date of exercise of the Option together with any bonus or interest accrued due thereunder (which application shall provide for such repayment to he made to the Company) or is accompanied by a cheque for the Acquisition Cost together with evidence of the termination of the Employee's Savings Contract; and

      12.2.5 is otherwise in such form and accompanied by such documents as the Directors may determine.

12.3 As soon as reasonably practicable after receiving a notice of exercise given pursuant to rule 12.2 the Directors (or such other person as is notified to the Optionholders by the Company pursuant to rule 12.2) shall, if they have so determined and notified Optionholders, procure that the application for repayment of the Contributions plus bonus or interest is delivered to the Relevant Savings Body.

12.4 Within 30 days after the date on which the Company (or such other person as is notified to Optionholders by the Company) shall have received the proceeds of the Employee's Savings Contract the Directors on behalf of the Company shall or shall procure:

      12.4.1 the application of the monies comprised in that repayment so far as necessary in payment of the Acquisition Cost for the number of Shares in respect of which the Option is then exercised; and

      12.4.2 that an account is made to the Optionholder (or any balance remaining; and

      12.4.3 subject to rule 12.5, the allotment and issue to the Optionholder (or otherwise procure the transfer to the Optionholder of) the number of Shares in respect of which the Option is then exercised; and

      as soon as reasonably practicable thereafter:

      12.4.5 if at that time Shares are listed on the Official List of the London Stock Exchange, procure that the Shares allotted to the Optionholder are admitted to the Official List; and

      12.4.6 issue to the Optionholder a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred.

12.5 The Directors may (or may procure), if the Optionholder so requests, allot and issue (or transfer) some or all of such Shares to:

      12.5.1 a nominee of the Optionholder provided that beneficial ownership or such Shares shall be vested in the Optionholder; or

      12.5.2 to a plan manager (or his nominee) of single company plan on terms that such Shares shall be in the beneficial ownership of the Optionholder notwithstanding that title to such Shares shall be vested in the plan manager or his nominee or jointly in one of them and the Optionholder and for the purposes of this rule the terms 'plan manager' and 'single company plan' shall have the meanings they bear in the Personal Equity Plan Regulations 1989 (SI 1989/469 as amended).

12.6 All Shares allotted or transferred upon the exercise of any Option shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record data prior to the date of such allotment or transfer.

12.7 The allotment or transfer of Shares pursuant to the exercise of an Option shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities under any enactments or regulations from time to time in force and it shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

13    RECONSTRUCTION OR WINDING-UP

13.1 If the court sanctions a compromise or arrangement proposed far the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Optionholder shall, subject to rule 11.9, be entitled to exercise his Option to the extent permitted by rule 12.1.2 during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement, and thereafter the Option shall cease to be exercisable.

13.2 In the event of notice being given to the holders of Shares of a resolution for the voluntary winding-up of the Company, notice of the same shall forthwith be given by the Directors to all Optionholders and each Optionholder shall, subject to rule 11.9, be entitled to exercise his Option to the extent permitted by rule 12.1.2 at any time within the period of six months commencing on the date on which the resolution is passed (but not in any event more than six months after the Bonus Date) and thereafter the Option shall lapse and cease to be exercisable.

13.3 All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

14    CHANGE OF CONTROL

14.1  If, as a result of either:

      14.1.1 a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

      14.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons the Directors shall as soon as reasonably practicable thereafter notify every Optionholder accordingly, and the Optionholder shall, subject to rule 11.9, be entitled to exercise his Option to the extent permitted by rule 12.1.2 within 6 months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied (but not in any event more than six months after the Bonus Date) and to the extent the Option has not been exercised it shall upon the expiration of the said period cease to be exercisable and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to the rule 14.3 and shall lapse upon the expiry of the "appropriate period" as defined the rule 14.4 if such offer is made but is not accepted by the Optionholder.

14.2 If at any time any person becomes entitled or bound to acquire Shares under sections 428 to 430F of the Companies Act 1985 the Optionholder shall, subject to rule 11.9, be entitled to exercise his Option to the extent permitted in rule 12.1.2 at any time when that person remains so entitled or bound (but not in any event more than six months after the Bonus Date) and to the extent the Option has not been exercised it shall upon the expiration of the said period cease to be exercisable and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to rule 14.3 and shall lapse upon the expiry of the "appropriate period" as defined in rule 14.4 if such offer is made but is not accepted by the Optionholder.

14.3  If any company (in this rule referred to as "the acquiring company"):

      14.3.1 obtains control of the Company as a result of making a general offer;

             (a) to acquire the whole of the Ordinary Share Capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

             (b) to acquire all the shares in the Company which are of the same class as the Shares;

      14.3.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court made under section 425 of the Companies Act 1985; or

      14.3.3 becomes bound or entitled to acquire Shares under sections 428 to 430F (inclusive) of the Companies Act 1985 an Optionholder may, at any time within the appropriate period as mentioned in rule 14.4, by agreement with the acquiring company, release his rights under his Option in consideration of the grant to him of rights to acquire shares in the acquiring company or any other company falling within sub-paragraphs (b) and (c) of paragraph 10 of Schedule 9 (read and construed as if references in those provisions to the company were references to the acquiring company) PROVIDED THAT:

      (a) such rights will be exercisable only in accordance with the provisions of this Scheme as it had effect immediately before the release of the rights referred to above (read and construed as mentioned in rule 14.5);

      (b) the shares to which the new rights relate satisfy the provisions of paragraphs 10 to 14 of Schedule 9;

      (c) the total market value, immediately before such release, of the Share. in respect of the Option then subsists is equal to the total market value, immediately after such grant, of the shares in respect of which new rights are granted to the Optionholder; and

      (d) the total amount payable by the Optionholder for the acquisition of shares upon exercise of the new rights is equal to the total amount that would have been payable for the acquisition of Shares upon exercise of the Option.

14.4  In rule 14.3 "the appropriate period" means;

      14.4.1 in a case falling within rule 14.3.1 the period of six months beginning with the time when the person making the offer has obtained control of the Company and any condition or conditions subject to which the offer is made has or have been satisfied or waived;

      14.4.2 in a case falling within rule 14.3.2 the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

      14.4.3 In a case falling within rule 14.3.3 the period during which the acquiring company remains bound or entitled as mentioned in that paragraph;

14.5 For the purposes mentioned in paragraph (a) of the proviso to rule 14.3 the provisions of this Scheme shall be read and construed as if:

      14.5.1 references to "the Company" in rules 12, 13, 14 and 18 were references to the company in respect of whose shares the new rights are granted;

      14.5.2 references to "Shares" in rules 12, 13, 14, 15 and 18 were references to such shares;

      14.5.3 reference to "Option" in rules 7, 11, 12, 13, 14, 15 and 18 were references to such rights;

      14.5.4 references to "Optionholder" in rules 7, 11, 12, 13, 14, 15, 16 and 17 were references to the persons to whom such rights are granted;

      14.5.5 references to "Ordinary Share Capital" in rules 14 and 15 were references to the ordinary share capital (other than fixed rate preference shares) of such company; and

      14.5.7 references to "the Directors" in rules 13, 15 and 17 were references to the directors of such company; and

      14.5.8 references to "the Exercise Price" in rule 15 were references to the price per share payable upon the exercise of such new rights;

14.6 Rights granted pursuant to rule 14.3 shall be regarded (for the purposes of section 185 to the Taxes Act and Schedule 9 and for the purposes of the subsequent application of the provisions of this Scheme as having been granted on the Date of Grant of the corresponding rights released as mentioned in rule 14.3

14.7 Apart from rules 14.3 and 14.4 a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

15    VARIATION OF SHARE CAPITAL

15.1 In the event of any alteration of the Ordinary Share Capital by way of a capitalisation or rights issue or by way of sub-division, consolidation, reduction or any other variation in the share capital of the Company, the Directors may make such adjustment as they consider appropriate:

      15.1.1 to the aggregate number or amount of Shares subject to any Option; and/or

      15.1.2 to the Exercise Price payable to each Share under any such Option; and/or

      15.1.3 where an Option has been exercised but no Shares have been allotted or transferred in accordance with rule 12.5, to the number of Shares which may be so allotted or transferred and the Acquisition Cost in relation to such Shares

      PROVIDED THAT:

      (a) no such adjustment is made without the prior approval of the Board of Inland Revenue; and

      (b) except in the case of a capitalisation issue any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable; and

      (c) the aggregate Acquisition Cost payable by an Optionholder on the exercise of all his Options is not materially altered; and

      (d) the Exercise Price in relation to any Subscription Options is not reduced below the nominal value of those Shares; and

      (e) the number of Shares as so adjusted has been rounded down to the nearest whole number and the Exercise Price as so adjusted has been rounded up to the nearest whole penny;

15.2 As soon as reasonably practicable after making any adjustment pursuant to rule 15.1 the Directors shall give notice in writing thereof to every Optionholder affected thereby and may call in any option certificates for endorsement or replacement.

16    ALTERATION OF THIS SCHEME

16.1 Prior to the Approval Date the Directors may make any alteration or addition to this Scheme as may be necessary or appropriate to ensure that this Scheme complies with the conditions for approval of this Scheme by the Board of Inland Revenue as set out in Schedule 9 or any requirements of the London Stock Exchange.

16.2 The Directors may at any time after the Approval Date alter or add to any of the provisions of this Scheme in any respect PROVIDED THAT:

      16.2.1 no alteration or addition to any provision of this Scheme shall take effect until approved by the Board of Inland Revenue; and

      16.2.2 no such alteration or addition shall be made to the advantage of existing or new Optionholders without the prior approval by ordinary resolution of the shareholders of the Company in general meeting SAVE THAT the provisions of this rule 16.2.2 shall not apply to the extent that such alteration or addition is in the opinion of the Directors a minor amendment which is necessary or appropriate:

             (a)   to benefit the administration of this Scheme; or

             (b)   to take account of any change in legislation; or

             (c) to maintain Inland Revenue approval of this Scheme or maintain favourable tax, exchange control or regulatory treatment for Optionholders or for the Company or for any Subsidiary.

16.3 As soon as reasonably practicable after making any alteration or addition under this rule 16 the Directors shall give notice in writing thereof to every Optionholder (if any) affected thereby.

17    SERVICE OF DOCUMENTS

17.1 Except as otherwise provided in this Scheme, any notice or document to be given to any person in accordance or in connection with this Scheme shall be duly given:

      17.1.1 if he is an Employee or an officer or employee of an Associated Company, by delivering it to him at his place of work; or

      17.1.2 if it is posted in a pre-paid envelope to the address last known to the Company to be his address and if so sent shall be deemed to have been duly given on the date of posting.

17.2 Any notice or document so sent to an Optionholder shall be deemed to have been duly given notwithstanding that such Optionholder is then deceased (and whether or not the Company has notice of his death) except where his legal personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

17.3 Any notice in writing or document to be submitted or given to the Directors or the Company in accordance or in connection with this Scheme may be delivered, sent by post, telex or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the Directors for the purposes of this Scheme and whose name and address is notified to Optionholders.

18    MISCELLANEOUS

18.1 The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full all the Subscription Options for the time being remaining capable of being exercised under this Scheme.

18.2 No Option to purchase existing Shares shall be granted by any person unless that person beneficially owns such Shares at the Date of Grant.

18.3 The Directors may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Scheme as they think fit and in the event of any dispute or disagreement as to the interpretation of this Scheme or of any such rules, regulations or procedures or as to any question or right arising from or related to this Scheme, the decision of the Directors shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

18.4 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950-1979 shall not apply hereto.

18.5 The costs of the administration and implementation of this Scheme shall be borne by the

      Company.

18.6 The Company shall not be obliged to provide Optionholders with copies of any notices, circulars or other documents sent to holders of Shares.

           (FORM OF OPTION CERTIFICATE INITIALLY PROPOSED TO BE USED)

                          THE PEPTIDE THERAPEUTICS 1995

                       SAVINGS-RELATED SHARE OPTION SCHEME

                                 ("the Scheme")

                               OPTION CERTIFICATE

THIS DOCUMENT IS IMPORTANT A form of notice for use by the Optionholder for the exercise of the option is set out overleaf

Name of Optionholder                      Number of Shares .....................

 ......................................    Exercise Price   .....................

Address of                                Maximum total
Optionholder .........................    Acquisition Cost .....................

 ......................................    Term of savings
                                          contract         5 years/7 years*
 ......................................

Date of Grant ........................    Grantor          .....................

THIS IS TO CERTIFY that the Optionholder named above was on the above date granted in accordance with the Scheme an option [to acquire/subscribe for]* the
above number of Ordinary Shares of [   ] each in the capital of Peptide
Therapeutics Group plc at the above price per share. The option is personal to the Optionholder and may not be transferred, assigned, mortgaged, pledged or otherwise disposed of by him or her. The option is exercisable subject to and in accordance with the rules of the Scheme.

                                          .............................

                                          [           ] for and on behalf of

              [Peptide Therapeutics Group plc] [.............................]**

[*delete as appropriate]

            [TO BE PRINTED ON THE REVERSE OF THE OPTION CERTIFICATE]

                               NOTICE OF EXERCISE

In order to exercise the option referred to overleaf, you should:-

      (i)    complete and sign this document;

      [(ii) complete and sign an application for repayment under the related savings contract (stating that repayment should be made to Peptide
             Therapeutics Group plc/.................*);

      [(iii) send a cheque for the amount of the aggregate exercise price within the prescribed time together with a closing statement of your savings account to .....................];*

      (iv) return this document and the application (if (ii) applies) within the prescribed time (as stated in the Explanatory Leaflet) to
             [           ].

1.    *I/We hereby exercise the option referred to in the Option Certificate overleaf in respect of ................ Ordinary Shares. [Insert the number of shares in respect of which the option is exercised. If the option is exercised before completion of the savings contract this may be left blank. In this event you will be allotted the maximum number of shares for which the acquisition cost does not exceed the proceeds of that contract (together with any interest accrued due thereunder). Note, unless the Option is exercised in full, it must be exercised over a minimum of 100 shares]

2.    Grounds for exercise (please specify) ....................................
      ..........................................................................
      ..........................................................................

[3.   *I/we enclose herewith a duly completed application for repayment to
      Peptide Therapeutics Group plc/...............* of the *monthly/weekly contributions under the savings contract referred to therein (together with any bonus or interest accrued due thereunder), which the Board of Directors of the Company are hereby authorised to submit to the savings body with which the savings Contract was made.]*

[3.   *I/We enclose herewith a cheque in the sum of L.......................
      together with a statement issued by the ..............................
      [insert name of savings body] evidencing that the account has been closed.]*

*Insert Grantor name/Delete as appropriate   Full Name .........................

                                             Address ...........................

                                             ...................................

                                             Signature .........................

                                             Date ..............................